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                                                                     Exhibit 3.1

                             McLEODUSA INCORPORATED

                   CERTIFICATE OF DESIGNATIONS OF THE POWERS,
               PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                   AND OTHER SPECIAL RIGHTS OF 6.75% SERIES A
                   CUMULATIVE CONVERTIBLE PREFERRED STOCK AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF


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                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

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     McLeodUSA Incorporated (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by the Company's Amended and Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation") and pursuant to authority conferred upon the Pricing Committee (the "Pricing Committee") of the Board of Directors by the Company's Amended and Restated Bylaws, as amended (the "Bylaws"), and pursuant to the provisions of Sections 141(c)(1) and 151 of the General Corporation Law of the State of Delaware, said Board of Directors is authorized to issue Preferred Stock of the Company in one or more series and the Pricing Committee has approved and adopted the following resolution on August 6, 1999 (the "Resolution"):

          RESOLVED that, the Board of Directors and, pursuant to the authority vested in the Pricing Committee by the Board of Directors and the Bylaws, the Pricing Committee, hereby create, authorize and provide for the issuance of 6.75% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $250.00 per share, consisting of 1,150,000 shares having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation and in this Resolution as follows:

     (a) Designation.  There is hereby created out of the authorized and
         -----------
unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the 6.75% Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be 1,150,000. The liquidation preference of the Series A Preferred Stock shall be $250.00 per share (the "Liquidation Preference").

     Capital terms used herein but not defined shall have the meanings assigned to them in paragraph (k).
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     (b) Rank.  The Series A Preferred Stock will, with respect to dividend
         ----
rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all classes of Common Stock and to each other class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of Common Stock of the Company, as "Junior Stock"); (ii) on a parity with each class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Stock"); and (iii) junior to each class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

     (c)  Dividends.
          ---------

          (i) Subject to the rights of any holders of Senior Stock or Parity Stock, Holders of the outstanding shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on each share of the Series A Preferred Stock at a rate per annum equal to 6.75% of the Liquidation Preference of such share payable quarterly (each such quarterly period being herein called a "Dividend Period").

          All dividends on the Series A Preferred Stock, to the extent accrued, shall be cumulative, whether or not earned or declared, on a daily basis from the last date through which dividends have been paid or, if no dividends have been paid, from the Issue Date, and shall be payable quarterly in arrears on November 15, February 15, May 15 and August 15 of each year (each a "Dividend Payment Date"), commencing on November 15, 1999, to Holders of record as they appear on the stock register of the Company at the close of business on the Record Date (as defined hereinafter) immediately preceding the relevant Dividend Payment Date. No interest or sum of money or other property or securities in lieu of interest will be payable in respect of any accumulated and unpaid dividends. "Record Date" means, with respect to a Dividend Payment Date, the date established by the Board of Directors as the record date therefor, which date shall, in any event, be a date that is not more than 60 calendar days nor less than 15 calendar days before such Dividend Payment Date.

          Any dividend on the Series A Preferred Stock shall be, at the option of the Company, payable (A) in cash or (B) through the delivery of a number of shares of the Company's Class A Common Stock (dividends paid or payable in Class A Common Stock are hereinafter referred to as "Dividend Common Stock") equal to the total

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     dividend amount divided by the applicable Discounted Current Market Value
     (as defined below) of the Class A Common Stock. No fractional shares of Class A Common Stock shall be issued as a dividend on the Series A Preferred Stock. The Transfer Agent shall have the authority to aggregate any fractional shares of Class A Common Stock that are issued as dividends, and to sell them at the best available price and distribute the proceeds to the Holders thereof in proportion to their respective interests; provided, that if such fractional shares, when so aggregated, result in a number of shares that includes a fractional share, the Transfer Agent shall not sell such remaining fractional share and the Company shall in lieu thereof pay to the Transfer Agent the cash equivalent of such fractional share (at the same price per share as the price at which the Transfer Agent sold the aggregated fractional shares) and the Transfer Agent shall include such cash payment in the proceeds distributed to the Holders. The Company shall reimburse the Transfer Agent for any expenses incurred with respect to such sale, including brokerage commissions. If the Company is not entitled to pay cash for fractional shares, it shall pay cash to the Holder for the fractional shares when it becomes legally and contractually able to pay such cash.

          The "Discounted Current Market Value" of the Class A Common Stock with respect to a Dividend Payment Date means the product of (x) 97% and (y) the "Market Average Value" relating to such Dividend Payment Date. The "Market Average Value" shall equal the average of the daily closing prices of the Class A Common Stock for the five consecutive Trading Days ending on (and including) the fourth Trading Day preceding such Dividend Payment Date.
     The closing price for each Trading Day will be the last sales price on the Nasdaq National Market (or the principal securities exchange or other securities market on which the Class A Common Stock is then being traded). "Trading Day" means any day on which the Class A Common Stock is traded for any period on the Nasdaq National Market (or on the principal securities exchange or other securities market on which the Class A Common Stock is then being traded).

          (ii) All dividends paid with respect to shares of the Series A Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

          (ii) Dividends shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends shall accumulate to the extent that such dividends are not paid on the Dividend Payment Date to which they relate. No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series A Preferred Stock. No dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been paid on the Series A Preferred Stock for all prior Dividend Periods; provided, however, that if accrued
                                           --------  -------
     dividends on the Series A Preferred Stock for all prior Dividend Periods have not

                                       3
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     been paid in full, then any dividend declared for any Dividend Period on the Series A Preferred Stock and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Series A Preferred Stock and such Parity Stock.

          (iv) The Company will not (A) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (B) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise, unless (1) all accrued and unpaid dividends with respect to the Series A Preferred Stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (2) sufficient funds have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and any Parity Stock. Notwithstanding anything in this Certificate of Designations to the contrary, the Company may declare and pay dividends on Parity Stock which are payable solely in additional shares of or by the increase in the liquidation value of Parity Stock or Junior Stock or on Junior Stock which are payable in additional shares of or by the increase in the liquidation value of Junior Stock, as applicable, or repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock and Parity Stock in exchange for Parity Stock or Junior Stock.

          (v) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on the Business Day immediately prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

          (vi) Dividends payable on the Series A Preferred Stock for any period other than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, payment of dividends shall be made on the next succeeding Business Day and dividends accruing for the intervening period shall be paid on the next succeeding Dividend Payment Date.

     (d)  Liquidation Preference.
          ----------------------

          (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, and subject to the rights of holders of Senior Stock and Parity Stock, each Holder of Series A Preferred Stock shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, an amount equal to the Liquidation Preference for each share of Series A Preferred Stock held by such Holder, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether or not earned or declared) thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up that would have been payable had the Series A Preferred Stock been the

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

     subject of a redemption on such date pursuant to paragraph (e)(i)) before any distribution is made on any Junior Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series A Preferred Stock and all Parity Stock are not paid in full, the Holders of Series A Preferred Stock and the holders of Parity Stock will share equally and ratably (in proportion to the respective amounts that would be payable on such shares of Series A Preferred Stock and the Parity Stock, respectively, if all amounts payable thereon had been paid in full) in any distribution of assets of the Company to which each is entitled. After payment of the full amount of the Liquidation Preference of the outstanding shares of Series A Preferred Stock (and, if applicable, an amount equal to a prorated dividend), the Holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

          (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

     (e)  Redemption.
          ----------

          (i) (A) Provisional Redemption.  The Series A Preferred Stock may be
                  ----------------------
     redeemed, in whole or in part, at the option of the Company at a redemption price of 104.5% of the Liquidation Preference, plus accumulated and unpaid dividends, if any, whether declared or undeclared, to the date fixed for such redemption (the "Provisional Redemption Date") (the foregoing amounts, together with the Additional Payment, as hereinafter defined, being the "Provisional Redemption Price"), on or after August 15, 2001, but prior to August 15, 2002, if the closing price of the Class A Common Stock equals or exceeds 150% of the Conversion Price for at least 20 Trading Days within any 30 Trading Day period (such redemption, a "Provisional Redemption").
     In the event that the Company undertakes a Provisional Redemption, the Holders of shares of Series A Preferred Stock that are called for Provisional Redemption will also receive a payment (the "Additional Payment") in an amount equal to the present value (calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the Additional Period (as hereinafter defined) as of the day immediately preceding the date on which a notice of Provisional Redemption is mailed to the Holders) of the aggregate amount of the dividends that would thereafter have been payable on the Series A Preferred Stock (whether or not such dividends have been declared) for the period from the Provisional Redemption Date to August 15, 2002 (such period being referred to as the "Additional Period").

          The Provisional Redemption Price shall be, at the option of the Company, payable (v) in cash, (w) through the delivery of a number of shares of Class A Common Stock equal to the Provisional Redemption Price divided by the Provisional Redemption Value

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

     (as defined below) of the Class A Common Stock or (x) any combination of
     (v) and (w). The "Provisional Redemption Value" of the Class A Common Stock with respect to a Provisional Redemption Date means the product of (y) 97% and (z) the average of the daily closing prices of the Class A Common Stock for the five consecutive Trading Days ending on (and including) the fourth Trading Day preceding such Provisional Redemption Date. The closing price for each Trading Day will be the last sales price on the Nasdaq National Market (or the principal securities exchange or other securities market on which the Class A Common Stock is then being traded.).

          No fractional shares of Class A Common Stock shall be issued in connection with the payment of the Provisional Redemption Price. The Transfer Agent shall have the authority to aggregate any fractional shares of Class A Common Stock that would otherwise be issued in connection with the payment of the Provisional Redemption Price, and to sell them at the best available price and distribute the proceeds to the Holders thereof in proportion to their respective interests; provided, that if such fractional shares, when so aggregated, result in a number of shares that includes a fractional share, the Transfer Agent shall not sell such remaining fractional share and the Company shall in lieu thereof pay to the Transfer Agent the cash equivalent of such fractional share (at the same price per share as the price at which the Transfer Agent sold the aggregated fractional shares) and the Transfer Agent shall include such cash payment in the proceeds distributed to the Holders. The Company shall reimburse the Transfer Agent for any expenses incurred with respect to such sale, including brokerage commissions. If the Company is not entitled to pay cash for fractional shares, it shall pay cash to the Holder for the fractional shares when it becomes legally and contractually able to pay such cash.

          (B)  Optional Redemption.  Except under the foregoing circumstances
               -------------------
     with respect to a Provisional Redemption, and except under the circumstances set forth in Section 4.5 of the Restated Certificate of Incorporation (in which case the terms, conditions and procedures set forth therein for redemption of any Capital Stock of the Company under such circumstances shall apply to any redemption of shares of Series A Preferred Stock pursuant thereto), the Series A Preferred Stock shall not be redeemable at the option of the Company prior to August 15, 2002. On or after August 15, 2002, each share of the Series A Preferred Stock may be redeemed (subject to the legal availability of funds therefor) at any time, in whole or in part, at the option of the Company (such redemption, an "Optional Redemption"), at the redemption prices set forth below, payable in cash, plus, without duplication, an amount in cash equal to all accrued and unpaid dividends to the date fixed for redemption (the "Optional Redemption Date") (including a cash amount equal to a prorated dividend for the period from the Dividend Payment Date immediately preceding the Optional Redemption Date) (the "Optional Redemption Price").

          If redeemed during the 12-month period commencing on August 15 (or, if such date is not a day on which the Nasdaq National Market is open for business, then the next day the Nasdaq National Market is open for business) of the years

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     set forth below, the redemption prices, expressed as a percentage of the
     Liquidation Preference, shall be:

                Period                        Redemption Price
                ------                        -----------------
                2002......................        103.3750%
                2003......................        102.2500%
                2004......................        101.1250%
                2005 and thereafter.......        100.0000%

          (C) In the case of any partial Optional Redemption or Provisional Redemption, selection of the Series A Preferred Stock for redemption will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Series A Preferred Stock is listed, or if the Series A Preferred Stock is not listed on a national securities exchange, on a pro rata basis, by lot or such other method as the Company, in its sole discretion, shall deem fair and appropriate; provided,
                                                                     --------
   however, that the Company may redeem all the shares held by Holders of fewer
   -------
   than 5 shares (or all of the shares held by the Holders who would hold less than 5 shares as a result of such redemption) as may be determined by the Company.

          (D) In the case of an Optional Redemption Date or Provisional Redemption Date falling after a Record Date and prior to the related Dividend Payment Date, the Holders of the Series A Preferred Stock at the close of business on such Record Date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date, notwithstanding the redemption of such shares following such Record Date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any shares of Series A Preferred Stock called for redemption.

          (ii) Procedure for Redemption.  (A)  On and after the Optional
               ------------------------
   Redemption Date or Provisional Redemption Date, as the case may be, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Series A Preferred Stock called for redemption and all rights of Holders of such shares will terminate except for the right to receive the Optional Redemption Price or Provisional Redemption Price, as the case may be, without interest; provided, however,
                                                           --------  -------
   that if a notice of redemption shall have been given as provided in subparagraph (ii)(B) and the funds and/or shares of Class A Common Stock, as the case may be, necessary for redemption (including an amount in respect of all dividends that will accrue to the Optional Redemption Date or Provisional Redemption Date, as the case may be) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the Holders of the shares of Series A Preferred Stock called for redemption, then dividends shall cease to accumulate on the Optional Redemption Date or Provisional Redemption Date, as the case may be, on the shares of Series A Preferred Stock to be redeemed and, at the close of

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   business on the day on which such funds and/or shares of Class A Common
   Stock, as the case may be, are segregated and set apart, the Holders of the shares of Series A Preferred Stock to be redeemed shall, with respect to such shares to be redeemed, cease to be stockholders of the Company and shall be entitled only to receive the Optional Redemption Price or Provisional Redemption Price, as the case may be, for such shares without interest from the Optional Redemption Date or Provisional Redemption Date, as applicable.

          (B) With respect to a redemption pursuant to paragraph (e)(i), the Company will send a written notice of redemption by first class mail to each Holder of record of shares of Series A Preferred Stock, not fewer than 30 days nor more than 60 days prior to the Optional Redemption Date or Provisional Redemption Date, as applicable, at its registered address (the "Redemption Notice"); provided, however, that no failure to give such notice
                         --------  -------
   nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

       (1) that the redemption is pursuant to paragraph (e)(i)(A) or (e)(i)(B) hereof, as applicable;

       (2) the Optional Redemption Price or Provisional Redemption Price, as applicable and, in the case of a Provisional Redemption, whether the Provisional Redemption Price will be paid in cash, through the delivery of shares of Class A Common Stock, or a combination thereof (and, if a combination thereof, stating the percentages of the total Provisional Redemption Price that will be paid in cash and in shares of Class A Common Stock);

       (3) in the case of a Provisional Redemption as to which all or a portion of the Provisional Redemption Price is to be paid through the delivery of shares of Class A Common Stock, that the determination of the number of shares of Class A Common Stock to be delivered shall be calculated as set forth in paragraph (e)(i)(A);

       (4) whether all or less than all the outstanding shares of the Series A Preferred Stock are to be redeemed and the total number of shares of the Series A Preferred Stock being redeemed;

       (5) the Optional Redemption Date or Provisional Redemption Date, as applicable;

       (6) that the Holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Series A Preferred Stock to be redeemed; and

       (7) that dividends on the shares of the Series A Preferred Stock to be redeemed shall cease to accumulate on such Optional Redemption Date or Provisional Redemption Date, as the case may be, unless the Company defaults in the payment of the Optional Redemption Price or Provisional Redemption Price, as the case may be.

          (C) Each Holder of Series A Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Optional Redemption Date or Provisional Redemption Date the full Optional Redemption Price or Provisional Redemption Price, respectively, for such shares shall be payable in cash and/or shares of Class A Common Stock, as the case may be, to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

   (f)    Voting Rights.
          -------------

          (A) The Holders of Series A Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (B) and (C) below, shall not be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

          (B) (1) If dividends on the Series A Preferred Stock are in arrears and unpaid for six or more Dividend Periods (whether or not consecutive) (a "Voting Rights Triggering Event"), then the Holders of the then outstanding shares of Series A Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable), voting separately and as a class, shall have the right and power to elect to serve on the Board of Directors the lesser of (x) two additional members to the Board of Directors or (y) that number of directors constituting at least 25% of the members of the Board of Directors, and the number of members of the Board of Directors shall, subject to paragraph
   (f)(B)(5), be immediately and automatically increased by such number.

          (2) The voting rights set forth in paragraph (f)(B)(1) above will continue until such time as all dividends in arrears on the Series A Preferred Stock are paid in full, at which time the term of any directors elected pursuant to the provisions of paragraph (f)(B)(1) above (subject to the right of holders of any other Preferred Stock to elect directors pursuant to the terms of the instruments governing such Preferred Stock) shall terminate forthwith and the number of directors constituting the Board of Directors shall be decreased by such number (until the occurrence of any subsequent Voting Rights Triggering Event).

          At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Series A Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) pursuant to paragraph (f)(B)(1) hereof, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the Company may, and upon the written request of the Holders of record of at least 25% of the shares of Series A Preferred Stock then outstanding or the holders of 25% of the shares of Parity Stock then outstanding upon which like rights have been conferred and are exercisable addressed to the secretary of the Company shall, call a special meeting of the Holders of Series A Preferred Stock and the holders of such Parity Stock for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof; provided, however, that no such special
                                       --------  -------
   meeting shall be called if the next annual meeting of stockholders of the Company is to be held within 60 days after the voting power to elect directors shall have become vested, in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service to the secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or the holders of 25% of the shares of Parity Stock upon which like rights have been conferred and are exercisable may designate in writing one of their members to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series A Preferred Stock or such Parity Stock so designated shall have, and the Company shall provide, access to the lists of Holders of Series A Preferred Stock and the holders of such Parity Stock to be called pursuant to the provisions hereof. If no special meeting of the Holders of Series A Preferred Stock and the holders of such Parity Stock is called as provided in this paragraph (f)(B), then such meeting shall be deemed to have been called for the next annual meeting of stockholders of the Company or special meeting of the holders of any other Capital Stock of the Company.

          (3) At any meeting held for the purposes of electing directors at which the Holders of Series A Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least a majority in voting power of the outstanding shares of Series A Preferred Stock (and such Parity Stock) shall be required to constitute a quorum thereof.

          (4) Any vacancy occurring in the office of a director elected by the Holders of Series A Preferred Stock (and such Parity Stock) may be filled by the remaining director (if any) elected by the Holders of Series A Preferred Stock (and such Parity Stock) unless and until such vacancy shall be filled by the Holders of Series A Preferred Stock (and such Parity Stock).

          (5) If an event occurs at any time that results in the holders of any Parity Stock having voting rights to elect directors to the Board of Directors, then Holders of Series A Preferred Stock shall, whether or not such event otherwise constitutes a Voting Rights Triggering Event pursuant to paragraph (f)(B)(1), have the voting rights set forth in paragraphs (f)(B)(1) and (f)(B)(2), and such event shall be deemed (for purposes of this paragraph
   (f) only) to constitute a Voting Rights Triggering Event. In addition, in the event that during a time in which directors elected by the Holders of Series A Preferred Stock pursuant to this paragraph (f)(B) are serving on the Board of Directors ("Previously-Elected Directors") an event occurs that results in holders of Parity Stock having voting rights to elect (voting together with the Holders of Series A Preferred Stock) the lesser of (x) two additional members to the Board of Directors or (y) that number of directors constituting at least 25% of the members of the Board of Directors, the Holders of Series A Preferred Stock shall vote together with the holders of such Parity Stock to elect such new directors, and upon the election of the new directors the Previously-Elected Directors shall (unless such Previously-Elected Directors are elected as new directors) cease to serve on the Board of Directors.

          (C) (1) So long as any shares of the Series A Preferred Stock are outstanding, the Company will not authorize, create or increase the authorized amount of any class or series of Senior Stock without the affirmative vote or consent of Holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (2) So long as any shares of the Series A Preferred Stock are outstanding, the Company will not amend this Certificate of Designations so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Series A Preferred Stock or to increase or decrease the aggregate number of authorized shares of Series A Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. Notwithstanding the foregoing, the Company when authorized by resolutions of its Board of Directors may amend or supplement this Certificate of Designations without the consent of any Holder to cure any ambiguity, defect or inconsistency or make any other change provided that such amendments or supplements shall not adversely affect the interests of the Holders.

          (3) Except as set forth in paragraph (f)(C)(1) or (2) above, (x) the creation, authorization or issuance of any shares of any Junior Stock or Parity Stock, including the designation of a series of Series A Preferred Stock, or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the consent of Holders of Series A Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Series A Preferred Stock.

          (D) In any case in which the Holders of Series A Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Series A Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Series A Preferred Stock held; provided that any shares of Series A Preferred Stock that are held by the Company or by any Person controlled by the Company shall not entitle the Holders thereof to any votes with respect thereto. For purposes of this provision, "controlled by," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting equity securities, by agreement or otherwise.

          (E) Except as required by law, the Holders of the Series A Preferred Stock will not be entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all the assets of the Company.

   (g)    Conversion.
          ----------

          (A) (1) At any time after the Issue Date, at the option of the Holder thereof, any share of Series A Preferred Stock may be converted into such number of fully paid and nonassessable shares of Class A Common Stock (calculated as to each conversion to the nearest 1/10 of a share), as equals the Liquidation Preference divided by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. In case a share of Series A Preferred Stock is called for Provisional Redemption or Optional Redemption, such conversion right in respect of the share of Series A Preferred Stock so called shall expire at the close of business on the applicable Provisional Redemption Date or Optional Redemption Date, as the case may be, unless the Company defaults in making the payment due upon redemption.

          (2) If on any date after August 15, 2002, the closing price (as defined in this paragraph (g)(A)(2)) of the Class A Common Stock has equaled or exceeded 135% of the then current Conversion Price, as hereinafter provided, for at least 20 out of 30 consecutive Market Days (as defined below), then the Company shall have the right, for up to five Market Days after any such date, to cause all the Series A Preferred Stock to convert into such number of fully paid and nonassessable shares of Class A Common Stock (calculated as to each conversion to the nearest 1/10 of a share) as equals the Liquidation Preference divided by the Conversion Price determined as hereinafter provided, in effect at the time of conversion. The Company may exercise such right by sending written notice of such exercise to the Transfer Agent whenever the conversion will automatically occur. The Series A Preferred Stock shall convert on the date such notice is received by the Transfer Agent, and the Conversion Price shall be the Conversion Price in effect on such date. For the purposes of this paragraph (g)(A)(2),
   (x)"Market Day" means a day on which the Nasdaq National Market (or the principal national securities market or exchange on which the Class A Common Stock is then listed or admitted for trading) is open for the transaction of business and (y) the "closing price" with respect to the Class A Common Stock on any

   Market Day means the last sale price on such Market Day or, if no such sale takes pace on such Market Day, the average of the reported high bid and low ask prices on such Market Day, in each case on the Nasdaq National Market (or the principal national securities market or exchange on which the Class A Common Stock is then listed or admitted for trading).

          (3) The price at which Class A Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $29.06 per share of Class A Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraph (g)(D) or paragraph (g)(H).

          (B) In order to exercise the conversion privilege provided for in paragraph (g)(A)(1), the Holder of any share of Series A Preferred Stock to be converted shall surrender the certificate for such share of Series A Preferred Stock, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent or at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company in the form of Exhibit A that the Holder elects to convert such share of Series A Preferred Stock or, if fewer than all the shares of Series A Preferred Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. Such notice shall also contain the office or the address to which the Company should deliver shares of Class A Common Stock issuable upon conversion (and any other payments or certificates related thereto). Upon any conversion of Series A Preferred Stock pursuant to paragraph (g)(A)(2), the Company will promptly notify the Holders thereof and will deliver shares of Class A Common Stock issuable upon such conversion to the office or address specified by such Holders.

          Holders of shares of Series A Preferred Stock at the close of business on a Record Date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Record Date and prior to such Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period, which will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date.
   A Holder of shares of Series A Preferred Stock on a Record Date who (or whose transferee) tenders any such shares for conversion into shares of Class A Common Stock on such Dividend Payment Date (or where shares of Series A Preferred Stock are automatically converted during such period) will receive the dividend payable by the Company on such shares of Series A Preferred Stock on such date, and the converting Holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or the dividends on the shares of Class A Common Stock issued upon such conversion.

          Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day (x) of surrender of such shares of Series A Preferred Stock for conversion in accordance with the foregoing provisions or (y) in the case of an automatic conversion, the Transfer Agent receives the appropriate notice from the Company, and at such time the rights of the Holders of such shares of Series A Preferred Stock as Holders shall cease, and the person or persons entitled to receive the Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to such office or agency as the converting Holder shall have designated in its written notice to the Company a certificate or certificates for the number of full shares of Class A Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in paragraph (g)(C) hereof.

          In the case of any conversion of fewer than all the shares of Series A Preferred Stock evidenced by a certificate, upon such conversion the Company shall execute and the Transfer Agent shall authenticate and deliver to the Holder thereof (at the address designated by such Holder), at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Series A Preferred Stock.

          (C) No fractional shares of Class A Common Stock shall be issued upon the conversion of a share of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Class A Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate shares of Series A Preferred Stock so surrendered. Instead of any fractional share of Class A Common Stock which would otherwise be issuable upon conversion of any share of Series A Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last sales price of a share of Class A Common Stock on the Nasdaq National Market (or the principal national securities exchange or other securities market on which the Class A Common Stock is then being traded) on the last Trading Day immediately preceding the day of conversion.

          (D) The Conversion Price shall be adjusted from time to time by the Company as follows, each a "Conversion Price Adjustment Event" (the variables have the definitions set forth in paragraph (g)(D)(7) below):

          (1) If the Company shall make any redemption payment or payment of a dividend or other distribution payable in shares of Class A Common Stock to all holders of any class of Capital Stock of the Company, other than the issuance of shares of Class A Common Stock in connection with the payment (1) in redemption for, of dividends on, or the conversion of, the Series A Preferred Stock or (2) to all Holders of the Series A Preferred Stock based upon the number of shares of Class A Common Stock into which the Series A Preferred Stock is then convertible. The Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: X/Y multiplied by CP=ACP.

          (2) If the Company shall make any issuance to all holders of shares of Class A Common Stock of rights, options or warrants entitling them to subscribe for or purchase shares of Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock at an exercise price that is less than the closing price of a share of Class A Common Stock on the Nasdaq National Market (or the principal national securities exchange or other securities market on which the Class A Common Stock is then being traded) on the last Trading Day immediately preceding the date of issuance of such rights, options or warrants; provided, however, that no adjustment will be made with respect to such a distribution if the Holder of shares of the Series A Preferred Stock would be entitled to receive such rights, options or warrants upon conversion at any time of shares of the Series A Preferred Stock into Class A Common Stock and provided, further, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur. The Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: X/(X+U((ClosePrice-EP)/ClosePrice)) multiplied by CP=ACP. If any options, warrants or other rights of the nature described in this paragraph
   (g)(D)(2) ("Rights") expire without exercise or conversion, the Conversion Price will be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such Rights been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered upon the exercise or conversion of such Rights.

          (3) In the case of any subdivision, combination or reclassification of the Class A Common Stock. The Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: X/Y multiplied by CP=ACP.

          (4) If the Company shall make any distribution consisting exclusively of cash, excluding any cash distributed in a transaction for which paragraph
   (g)(D)(12) below is applicable (which specifies that no anti-dilution adjustment shall be made), to all holders of shares of Class A Common Stock (which distribution is not also being made to the Holders of Series A Preferred Stock based on the number of shares of Class A Common Stock into which the Series A Preferred Stock is then convertible) in an aggregate amount that, combined together with (1) all other such cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its subsidiaries for shares of Class A Common Stock concluded within the then-preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's Pre-Distribution Market Capitalization (as defined in paragraph (g)(D)(7) below). The Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: CP- (CP multiplied by ((Cash-15%

   PDMC)/PDMC))=ACP. There will be no adjustment to the Conversion Price if (Cash-15% PDMC) is less than or equal to zero.

          (5) In the case of the completion of a tender or exchange offer made by the Company or any of its subsidiaries for shares of Class A Common Stock that involves an aggregate consideration that, together with (1) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Class A Common Stock expiring within the then-preceding 12 months in respect of which no adjustment has been made and (2) the aggregate amount of any such cash distributions referred to in paragraph (g)(D)(4) above to all holders of shares of Class A Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 15% of the Company's Post-Tender Market Capitalization (as defined in paragraph (g)(D)(7) below). If the foregoing event occurs and if the tender offer price or exchange offer price per share of Class A Common Stock is greater than the closing price of the Class A Common Stock on the Trading Day immediately succeeding the Expiration Time, the Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: CP multiplied by ((EX multiplied by TotSh)/(TPur + (NetSh multiplied by EX))) = ACP. There will be no adjustment to the Conversion Price if the tender offer price or exchange offer price per share of Class A Common Stock is less than or equal to EX or if TOff is not greater than 15% of PTMC.

          (6) If the Company shall make a distribution to all holders of Class A Common Stock (which distribution is not also being made to the Holders of the Series A Preferred Stock based on the number of shares of Class A Common Stock into which the Series A Preferred Stock is then convertible) consisting of evidences of indebtedness, shares of Capital Stock of the Company other than Class A Common Stock or assets, including securities, but excluding those dividends and those issuances of rights, options, warrants and other distributions for which an adjustment to the Conversion Price as referred to above is applicable (other than in connection with a merger effected solely to reflect a change in the jurisdiction of incorporation of the Company).
   The Conversion Price in effect immediately prior to such event shall be adjusted pursuant to the formula: CP-(Value/#Sh)=ACP.

          (7) Variables.  In the preceding descriptions, the variables have the
              ---------
   following definitions:

          "U" equals the number of shares of Class A Common Stock underlying all rights, options or warrants issued to holders of Class A Common Stock pursuant to paragraph (g)(D)(2) above entitling such holders to subscribe for or purchase shares of Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock issued in the Conversion Price Adjustment Event;

          "X" equals the total number of shares of Class A Common Stock outstanding immediately prior to the Conversion Price Adjustment Event (excluding unexercised options, warrants or rights);

          "Y" equals the total number of shares of Class A Common Stock outstanding immediately after the Conversion Price Adjustment Event (excluding unexercised options, warrants or rights);

          "Cash" equals the sum of (a) any distribution consisting exclusively of cash (excluding any cash distributed upon a merger or consolidation to which paragraph (g)(D)(12) below applies) to all holders of shares of Class A Common Stock (which distribution is not also being made to the Holders of Series A Preferred Stock based upon the number of shares of Class A Common Stock into which the Series A Preferred Stock is then convertible) and (b) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (c) any cash and the fair market value of other consideration (as determined by the Board of Directors in good faith an pursuant to a resolution) paid or payable in respect of any tender offer by the Company or any of its subsidiaries for shares of any class of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment has been made pursuant to paragraph
   (g)(D)(4);

          "ClosePrice" means, with respect to any date, the last sales price of a share of Class A Common Stock on the Nasdaq National Market (or the principal national securities exchange or other securities market on which the Class A Common Stock is then being traded) on the last Trading Day immediately preceding such date;

          "EP" equals the exercise price or other consideration to be paid by the holder upon the conversion or exchange of "U";

          "EX" equals the closing price of the Class A Common Stock on the Trading Day immediately succeeding the Expiration Time;

          "Expiration Time" means, with respect to a tender or exchange offer giving rise to a Conversion Price Adjustment Event pursuant to paragraph
   (g)(D)(5), the last time that tenders of shares of Class A Common Stock could have been made pursuant to the terms of such tender or exchange offer (as the same may be amended);

          "Market Value" means, as of any date, the average of the daily closing prices of the Class A Common Stock for the five consecutive Trading Days ending on the last Trading Day immediately prior to such date. The closing price for each Trading Day shall be the last sales price on the Nasdaq National Market (or the principal national securities exchange or other securities market on which the Class A Common Stock is then being traded);

          "NetSh" means a number of shares of Class A Common Stock equal to (a) TotSh minus (b) Purchased Shares;

          "PDMC" or "Pre-Distribution Market Capitalization" means, with respect to a Conversion Price Adjustment Event pursuant to paragraph (g)(D)(4), an amount equal to the product of (a) the ClosePrice of the Class A Common Stock as of the record date with respect to the distribution constituting such Conversion Price Adjustment Event multiplied by (b) the number of shares of Class A Common Stock outstanding at the close of business on the record date for such distribution;

          "PTMC" or "Post-Tender Market Capitalization" means, with respect to a Conversion Price Adjustment Event pursuant to paragraph (g)(D)(5), an amount equal to the product of (a) EX multiplied by (b) TotSh;

          "Purchased Shares" means, in connection with a tender or exchange offer giving rise to a Conversion Price Adjustment Event pursuant to paragraph (g)(D)(5), the number of shares of Class A Common Stock accepted (up to any maximum number of such shares specified in the terms of such tender or exchange offer) and validly tendered and not withdrawn as of the Expiration Time;

          "#Sh" equals the number of shares of Class A Common Stock receiving the distribution contemplated in paragraph (g)(D)(6);

          "TOff" equals the sum of (a) the aggregate consideration paid by the Company or any of its subsidiaries for shares of Class A Common Stock in a tender or exchange offer made by the Company or any of its subsidiaries for shares of Class A Common Stock and (b) any cash or other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Class A Common Stock expiring within the then-preceding 12 months in respect of which no adjustment has been made and (c) the aggregate amount of any such all-cash distributions referred to in paragraph (g)(D)(4) to all holders of shares of Class A Common Stock within the then-preceding 12 months in respect of which no adjustments have been made;

          "TotSh" equals the total number of shares of Class A Common Stock outstanding (including any shares tendered in the tender or exchange offer) at the Expiration Time;

          "TPur" equals the product of (a) the fair market value (as determined by the Board of Directors in good faith pursuant to a resolution) of the consideration payable for one share of Class A Common Stock under the terms of the tender or exchange offer giving rise to a Conversion Price Adjustment Event pursuant to paragraph (g)(D)(5) multiplied by (b) Purchased Shares;

          "Value" equals the aggregate fair market value of the distribution described in paragraph (g)(D)(6), as determined in good faith by the Board of Directors of the Company;

          "CP" equals the Conversion Price immediately prior to the Conversion Price Adjustment Event;

          "ACP" equals the Conversion Price immediately after the Conversion Price Adjustment Event.

          An adjustment made pursuant to paragraph (g)(D) shall become effective: (A) in the case of a Conversion Price Adjustment Event described in paragraph (g)(D)(1), (2), (4) or (6), immediately following the close of business on the record date for the determination of holders of Class A Common Stock entitled to participate in such event; or (B) in the case of a Conversion Price Adjustment Event described in paragraph (g)(D)(3), the close of business on the day upon which such corporate action becomes effective; or
   (C) in the case of a Conversion Price Adjustment Event described in paragraph
   (g)(D)(5), the close of business on the Trading Day immediately succeeding the Expiration Time of such tender offer or exchange offer.

          (8) De Minimis Adjustments.  No adjustment in the Conversion Price
              ----------------------
   shall be required (a) unless such adjustment would require an increase or decrease of at least 1% in such price or (b) with respect to rights, options or warrants issued pursuant to the Company's employee benefit plans; provided, however, that any adjustments which by reason of paragraph
   (g)(D)(8)(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (g)(D)(8) shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Class A Common Stock.

          (9) Reductions in Conversion Price.  The Company shall be entitled to
              ------------------------------
   make such reductions in the Conversion Price, in addition to those required by this paragraph (g)(D), as the Company in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. Whenever the Conversion Price is so decreased, the Company shall mail to Holders of record of shares of Series A Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price.

          (10) Decreases in Conversion Price.  The Company from time to time may
               -----------------------------
   decrease the Conversion Price by an amount determined by the Board of Directors and described in a notice as hereinafter provided for any period of time if the period is at least

   20 days and if the decrease is irrevocable during such period. Whenever the Conversion Price is so decreased, the Company shall mail to Holders of record of shares of Series A Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

          (11) Distribution of Rights, Options or Warrants.  In the event that,
               -------------------------------------------
   after the issuance of the Series A Preferred Stock, the Company distributes rights, options or warrants (other than those referred to in paragraph
   (g)(D)(2) above) pro rata to all holders of shares of Class A Common Stock, so long as any such rights, options or warrants have not expired or been redeemed by the Company, the Holder of any shares of Series A Preferred Stock surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Class A Common Stock then issuable upon such conversion (the "Conversion Shares"), a number of rights, options or warrants to be determined as follows:

          (a) if such conversion occurs on or prior to the date (a "Distribution Date") for the distribution to the holders of rights, options or warrants of separate certificates evidencing such rights, options or warrants, the same number of rights, options or warrants to which a holder of a number of shares of Class A Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights, options or warrants; and

          (b) if such conversion occurs after such Distribution Date, the same number of rights, options or warrants to which a holder of the number of shares of Class A Common Stock into which such Series A Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights, options or warrants.

          (12) Merger or Consolidation.  (a) In case of:
               -----------------------

          (i) any merger or consolidation of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or continuing Person and which does not result in any reclassification or exchange of Class A Common Stock outstanding immediately prior to the merger or consolidation for cash, securities or other property of another Person); or

          (ii) any sale, transfer or other disposition to another Person of all or substantially all of the assets of the Company (other than the sale, transfer, assignment or distribution of shares of Capital Stock or assets to a subsidiary of the Company) computed on a consolidated basis; or

          (iii) any statutory exchange of securities with another Person, other than in connection with a merger or acquisition,

   (any of the events described in this paragraph (g)(D)(12)(a) being referred to as a "Transaction"), there will be no adjustment to the Conversion Price and each share of Series A Preferred Stock then outstanding shall, without the consent of any Holder of Series A Preferred Stock (except as expressly required by applicable law), become convertible only into the kind and amount of shares of stock or other securities (of the Company or another issuer), cash or other property receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to the effective date of such Transaction, assuming such holder of Class A Common Stock failed to exercise his rights of election, if any, as to the kind of amount of securities, cash or other property receivable upon such Transaction.

          (b) The provisions of this paragraph (g)(D)(12) similarly shall apply to successive Transactions. The provisions of this paragraph (g)(D)(12) shall be the sole right of Holders of Series A Preferred Stock in connection with any Transaction (and the provisions of paragraph (g)(H) to the extent applicable) and, except as expressly provided by applicable law and paragraph
   (f), such Holders shall have no separate vote thereon.

          (13) Notice of Adjustment.  Whenever the Conversion Price is adjusted
               --------------------
   as provided in this paragraph (g)(D) or paragraph (g)(H), the Company shall promptly file with the Transfer Agent an Officers' Certificate setting of the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of Series A Preferred Stock as such Holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (14) Deferred Issuance.  In any case in which this paragraph (g)(D)
               -----------------
   provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional Class A Common Stock issuable upon such conversion by reason of the adjustment required by such event over and about the Class A Common Stock issuable upon such conversion before giving effect to such adjustment.

          (15) Treasury Stock.  For purposes of this paragraph (g)(D), the
               --------------
   number of share of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Common Stock. The Company shall not pay any dividend or make any distribution on Class A Common Stock held in the treasury of the Company.

          (E)  In case:

          (1) the Company shall declare a dividend (or any other distribution) on its Class A Common Stock payable otherwise than in cash out of its earned surplus; or

          (2) the Company shall authorize the granting to all holders of its Class A Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or

          (3) of any reclassification of the Class A Common Stock of the Company (other than a subdivision or combination of its outstanding Class A Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all the assets of the Company; or

          (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

   then the Company shall cause to be filed with the Transfer Agent and at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Series A Preferred Stock Register, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or
   (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give the notice required by this paragraph (g)(E) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

          (F) The company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Class A Common Stock (or out of its authorized shares of Class A Common Stock held in the treasury of the Company), for the purpose of effecting the conversion of the Series A Preferred Stock, the full number of shares of Class A Common Stock then issuable upon the conversion of all outstanding shares of Series A Preferred Stock.

          (G) The Company will pay any and all document, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Class A Common Stock on conversion of the Series A Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that of the Holder of the share of Series A Preferred Stock or the shares of Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

          (H) (1) Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Change in Control occurs then the Conversion Price in effect shall be adjusted immediately after such Change in Control as described below. In addition, in the event of a Common Stock Change in Control (as defined in this paragraph (g)(H)), each share of the Series A Preferred Stock shall be convertible solely into common stock of the kind received by holders of Class A Common Stock as the result of such Common Stock Change in Control. For purposes of calculating any adjustment to be made pursuant to this paragraph in the event of a Change in Control, immediately after such Change in Control:

          (A) in the case of a Non-Stock Change in Control (as defined in this paragraph (g)(H)), the Conversion Price, subject to the provisions of paragraph (g)(I), shall thereupon become the lower of (x) the Conversion Price in effect immediately prior to such Non-Stock Change in Control, but after giving effect to any other prior adjustments, and (y) the result obtained by multiplying the greater of the Applicable Price (as defined in this paragraph (g)(H)) or the then applicable Reference Market Price (as defined in this paragraph (g)(H)) by a fraction of which the numerator shall be $250.00 and the denominator shall be the then current Optional Redemption Price per share; or, prior to August 15, 2002, an amount per share determined by the Company in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical Optional Redemption Price that would have been applicable if the Series A Preferred Stock had been redeemable during such period; and

          (B) in the case of a Common Stock Change in Control, the Conversion Price in effect immediately prior to such Common Stock Change in Control, but after giving effect to any prior adjustments, shall thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be the Purchaser Stock Price (as defined in this paragraph (g)(H)) and the denominator shall be the Applicable Price; provided, however, that in the
                                              --------  -------
   event of a Common Stock Change in Control in which (x) 100% of the value of the consideration received by a holder of Class A Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid with respect to any fractional interest in such common stock resulting from such Common Stock Change in Control) and (y) all of the Class A Common Stock will have been exchanged for, converted into, or acquired for, common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price in effect immediately prior to such Common Stock Change in Control shall thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Class A Common Stock as a result of such Common Stock Change in Control.

          (2) For purposes of this paragraph (H), the following terms shall have the meanings indicated:

          "Applicable Price" means (i) in the event of a Non-Stock Change in Control in which the holders of the Class A Common Stock receive only cash, the amount of cash received by the holder of one share of Class A Common Stock and (ii) in the event of any other Non-Stock Change in Control or any Common Stock Change in Control, the average of the closing bid prices for the Class A Common Stock during the ten Trading Days prior to and including the Record Date for the determination of the holders of Class A Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Change in Control or Common Stock Change in Control or, if there is no such Record Date, the date upon which the holders of the Class A Common Stock shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in paragraph (g)(D)(1) through (6).

          "Common Stock Change in Control" means any Change in Control in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Class A Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to in the definition of "Applicable Price" has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market;

   provided, however, that a Change in Control shall not be a Common Stock
   --------  -------
   Change in Control unless either (i) the Company continues to exist after the occurrence of such Change in Control and the outstanding shares of Series A Preferred Stock continue to exist as outstanding shares of Series A Preferred Stock, or (ii) not later than the occurrence of such Change in Control, the outstanding shares of Series A Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Company, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Series A Preferred Stock.

          "Non-Stock Change in Control" means any Change in Control other than a Common Stock Change in Control.

          "Purchaser Stock Price" means, with respect to any Common Stock Change in Control, the product of (i) the number of shares of common stock received in such Common Stock Change of Control for each share of Class A Common Stock, and (ii) the average of the per share closing bid prices for the common stock received in such Common Stock Change in Control for the ten consecutive Trading Days prior to and including the Record Date for the determination of the holders of Class A Common Stock entitled to receive such common stock, or if there is no such Record Date, the date upon which the holders of the Class A Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in paragraph (g)(D)(1) through (6); provided, however,
                                                          --------  -------
   that if no such closing bid prices exist, then the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors of the Company.

          "Reference Market Price" shall initially mean $15.75 (which is an amount equal to 66-2/3% of the reported last sale price of the Class A Common Stock on the Nasdaq National Market on August 5, 1999), and in the event of any adjustment to the Conversion Price other than as a result of a Change in Control, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $15.75 to the initial Conversion Price set forth in paragraph (g)(A)(3).

          (I) If, as a result of the operation of paragraph (g)(H)(1)(A), the cumulative number of shares of Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock, after giving effect to the adjustments described in paragraph (g)(H)(1)(A) and all prior conversions of Series A Preferred Stock, would exceed a number (the "Threshold Number") equal to 20% of the outstanding shares of Class A Common Stock as of the Issue Date, then until and unless the Company obtains the approval of its common stockholders for the issuance of any shares of Class A Common Stock in excess of the Threshold Number, the Conversion Price shall be adjusted pursuant to paragraph (g)(H)(1)(A) to that price that would entitle the Holders of Series A Preferred Stock to receive in the aggregate, upon conversion of all the Series A Preferred Stock (including all prior conversions of Series A Preferred Stock), no more than the Threshold Number of shares of Class A Common Stock. If, as a result of the operation of the preceding sentence, the adjustments required by operation of paragraph
   (g)(H)(1)(A) in the Conversion Price is limited because appropriate stockholder approval has not been obtained, the Company agrees for the benefit of the Holders of Series A Preferred Stock to seek, as promptly as reasonably practicable, the requisite approval of its common stockholders for the full adjustment of the Conversion Price as required by operation of paragraph (g)(H)(1)(A) (without giving effect to the preceding sentence).

   (h) Reissuance of Series A Preferred Stock.  Shares of Series A Preferred
       --------------------------------------
Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall not be reissued as shares of Series A Preferred Stock and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so
                                                   --------  -------
long as any shares of Series A Preferred Stock are outstanding, any issuance of such shares may be in compliance with the terms hereof. Upon any such reacquisitions, the number of shares of Series A Preferred Stock authorized pursuant to this Certificate of Designations shall be reduced by the number of shares so acquired.

   (i) Business Day.  If any payment, redemption or exchange shall be required
       ------------
by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

   (j) Limitation on Mergers and Asset Sales.  The Company may, without the
       -------------------------------------
consent of any Holder of Series A Preferred Stock, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets as an entirety to, any Person, provided that: (1) the successor, transferee or lessee (if not the Company) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or lessee, having in respect of such successor, transferee, or lessee substantially the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction; and (2) the Company delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer complies with this Certificate of Designations. In the event of any consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Company that is permitted pursuant to this paragraph (j), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company with respect to the Series A Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) shall be released from its obligations and covenants with respect to the Series A Preferred Stock.

   (k) Certain Definitions.  As used in this Certificate of Designations, the
       -------------------
following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa, (2) "including" means including without limitation, (3) "or" is not exclusive and
(4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

          "Business Day" means each day which is not a Legal Holiday.
           ------------

          "Capital Stock" means, with respect to any Person, any and all shares,
           -------------
   interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Issue Date, including all Common Stock and Preferred Stock.

          "Change in Control" or "Change of Control" means: (i) the sale, lease,
           -----------------      -----------------
   transfer, conveyance other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation, dissolution or winding-up of the Company, (iii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above) other than any Permitted Holder (as defined below), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of the Company or (iv) the first day on which a majority of the members of the Board of Directors (excluding the directors elected pursuant to paragraph (f)) are not Continuing Directors. "Permitted Holders" means IES Industries, Inc. and its successors and assigns, Clark E. McLeod, Mary E. McLeod and Richard Lumpkin, and foundations and trusts controlled by any of the foregoing individuals and entities and their affiliates (other than the Company and its subsidiaries) of each of the foregoing.

          "Class A Common Stock" means the Company's Class A common stock, par
           --------------------
   value $0.01 per share.

          "Common Stock" means the Company's common stock, including but not
           ------------
   limited to, the Class A Common Stock.

          "Continuing Directors" means, as of any date of determination,
           --------------------
   individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved).

          "Dividend Period" means such period between two consecutive Dividend
           ---------------
   Payment Dates and the period from the Issue Date to the first Dividend Payment Date.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Holders" means the registered holders from time to time of the Series
           -------
   A Preferred Stock.

          "Issue Date" means the date on which the Series A Preferred Stock is
           ----------
   initially issued.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking
           -------------
   institutions are not required to be open in the State of New York.

          "Officer" means the Chairman of the Board of Directors, the President,
           -------
   any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.
           ---------------------

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
   acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

          "person" or "Person" means any individual, corporation, partnership,
           ------      ------
   joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, governmental or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means, with respect to any Person, any and all
           ---------------
   shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the Issue Date, including all series and classes of such preferred or preference stock.

          "SEC" or "Commission" means the Securities and Exchange Commission.
           ---      ----------

          "Securities Act" means the Securities Act of 1933.
           --------------

          "Subsidiary" means with respect to any Person, any corporation,
           ----------
   association or other business entity of which Voting Stock representing more than 50% of the voting power of shares of outstanding Voting Stock is owned, directly or indirectly, by such Person, or one or more other Subsidiaries of such Person.

          "Transfer Agent" means the transfer agent for the Series A Preferred
           --------------
   Stock appointed by the Company, which initially shall be Norwest Bank Minnesota, N.A.

          "Voting Stock" of a corporation means all classes of Capital Stock of
           ------------
   such corporation then outstanding and normally entitled to vote in the election of directors.

   (l) SEC Reports and Reports to Holders.  So long as any shares of Series A
       ----------------------------------
Preferred Stock remain outstanding, the Company will file with the SEC (whether or not the Company is required to do so) all such reports and other information as the Company would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Upon the written request of a Holder of Series A Preferred Stock, the Company will supply to such Holder, at no cost to such Holder, copies of such reports or other information.

   IN WITNESS WHEREOF, said McLeodUSA Incorporated has caused this Certificate of Designations to be signed by Stephen C. Gray, its President and Chief Operating Officer, this 6th day of August, 1999.

                              McLEODUSA INCORPORATED

                              By
                                --------------------------------------------
                              Name: Stephen C. Gray
                              Title:   President and Chief Operating Officer

                                                                       EXHIBIT A


                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
               in order to Convert the Series A Preferred Stock)


The undersigned hereby irrevocably elects to convert (the "Conversion") shares of 6.75% Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), represented by stock certificate No(s). _____ (the "Series A Preferred Stock Certificates") into shares of Class A common stock ("Class A Common Stock") of McLeodUSA Incorporated (the "Company") according to the conditions of the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock (the "Certificate of Designations"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Class A Common Stock issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to registration of the Class A Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

               Date of Conversion: ___________

               Applicable Conversion Price: ________

               Number of shares of Convertible
               Preferred Stock to be Converted: ______

               Number of shares of
               Class A Common Stock to be Issued: _________

               Signature: ________________

               Name: ___________________

               Address:** _______________

               Fax No.: _________________

*The Company is not required to issue shares of Class A Common Stock until the original Series A Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Class A Common Stock to an overnight courier not later than three business days following receipt of the original Series A Preferred Stock Certificate(s) to be converted.

**Address where shares of Class A Common Stock and any other payments or certificates shall be sent by the Company.




                                      A-2